Exhibit 99.1

News from

FOR IMMEDIATE RELEASE

Response to Bloomberg Article about UTi Worldwide and DSV A/S

LONG BEACH, CA—December 3, 2014—UTi Worldwide Inc. (NASDAQ: UTIW), a global supply chain services and solutions company, announced today that Bloomberg reported UTi is in “advanced talks to sell itself to DSV A/S”. Although UTi can confirm that exploratory conversations have taken place between the companies, in response to an inquiry from DSV A/S, those discussions never progressed beyond a preliminary stage. Currently there are no discussions taking place between the companies.

About UTi Worldwide

UTi Worldwide Inc. (www.go2uti.com) is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage, and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the retail, apparel, chemical, automotive, pharmaceutical, and technology industries. The company seeks to use its global network, proprietary information technology systems, and relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

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CONTACT:	Investors

Richard Rodick

Executive Vice President, Finance and Chief Financial Officer

+1 (562) 552 9400

rrodick@go2uti.com